Exhibit 99.1

MongoDB, Inc. Announces Third Quarter Fiscal 2026 Financial Results
Atlas Revenue up 30% year-over-year; 75% of Total Q3 Revenue
Third Quarter Fiscal 2026 Total Revenue of $628.3 million, up 19% year-over-year
Added 2,600 Customers, with Over 62,500 Total Customers as of October 31, 2025
NEW YORK - December 1, 2025 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the third quarter ended October 31, 2025.
“MongoDB delivered strong third quarter results that exceeded the high-end of our guidance driven by continued strength in Atlas, which saw growth accelerate to 30% year-over-year. We also delivered meaningful margin outperformance as we executed on our plan to drive profitable growth. Reflecting this strength, we are raising our guidance on the top and bottom line for the rest of the year," said CJ Desai, President and Chief Executive Officer of MongoDB.

“Q3 was an exceptional quarter. Existing customers are expanding with us and net-new customer additions continue to show strength. Companies across industries and geographies are choosing MongoDB because we provide a unified data platform that powers mission-critical workloads today and also positions them to capitalize on the emerging AI platform shift.”

Third Quarter Fiscal 2026 Financial Highlights
•Revenue: Total revenue was $628.3 million for the third quarter of fiscal 2026, an increase of 19% year-over-year. Subscription revenue was $609.1 million, an increase of 19% year-over-year, and services revenue was $19.2 million, an increase of 12% year-over-year.
•Gross Profit: Gross profit was $449.1 million for the third quarter of fiscal 2026, representing a 71% gross margin compared to 74% in the year-ago period. Non-GAAP gross profit was $466.2 million, representing a 74% non-GAAP gross margin, compared to a non-GAAP gross margin of 77% in the year-ago period.
•Loss from Operations: Loss from operations was $18.4 million for the third quarter of fiscal 2026, compared to a loss from operations of $27.9 million in the year-ago period. Non-GAAP income from operations was $123.1 million, compared to non-GAAP income from operations of $101.5 million in the year-ago period.
•Net Loss: Net loss was $2.0 million, or $0.02 per share, based on 81.4 million weighted-average shares outstanding, for the third quarter of fiscal 2026. This compares to a net loss of $9.8 million, or $0.13 per share, in the year-ago period. Non-GAAP net income was $114.5 million, or $1.32 per share, based on 86.9 million fully diluted weighted-average shares outstanding. This compares to a non-GAAP net loss of $98.1 million, or $1.16, per share in the year-ago period.
•Cash Flow: As of October 31, 2025, MongoDB had $2.3 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended October 31, 2025, MongoDB generated $143.5 million of cash from operations, compared to $37.4 million of cash from operations in the year-ago period. MongoDB used $1.7 million of cash in capital expenditures and used $1.7 million of cash in principal payments of finance leases, leading to free cash flow of $140.1 million, compared to free cash flow of $34.6 million in the year-ago period.
A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter Fiscal 2026 and Recent Business Highlights
•MongoDB appointed Chirantan “CJ” Desai as President and Chief Executive Officer, succeeding Dev Ittycheria, who held the role for 11 years. CJ comes to MongoDB with an exceptional blend of product and engineering leadership, strong go-to-market execution, and firsthand experience scaling some of the world’s most transformative software companies.
•MongoDB has been recognized as a Leader for the fourth consecutive year in the 2025 Gartner® Magic Quadrant™ for Cloud Database Management Systems (CDBMS). This recognition reflects the company’s execution strength, innovation velocity, and continued leadership in redefining what a modern database platform can do in the era of AI. Our placement underscores MongoDB’s position as the trusted foundation for enterprises seeking agility, scalability, and AI readiness across every application.
•MongoDB announced the availability of its search and vector search capabilities within MongoDB Community Edition and MongoDB Enterprise Server. Previously exclusive to the fully managed MongoDB Atlas cloud platform, developers and organizations of all sizes can now access the preview of robust full-text search and vector search capabilities on MongoDB’s local, on-premises, and self-managed offerings—all with the world’s most popular modern database.
•MongoDB was named the 2025 Microsoft United States Partner of the Year at the Microsoft Ignite conference in San Francisco. MongoDB also launched a number of AI development, security, and governance technology integrations with Microsoft that solidify MongoDB’s position as the best data foundation for AI on Microsoft Azure.
Fourth Quarter and Full Year Fiscal 2026 Guidance
Based on information available to management as of today, December 1, 2025, MongoDB is issuing the following financial guidance for the fourth quarter and full year fiscal 2026.

	Fourth Quarter Fiscal 2026	Full Year Fiscal 2026
Revenue	$665.0 million to $670.0 million	$2.434 billion to $2.439 billion
Non-GAAP Income from Operations	$139.0 million to $143.0 million	$436.4 million to $440.4 million
Non-GAAP Net Income per Share	$1.44 to $1.48	$4.76 to $4.80
Reconciliations of non-GAAP income from operations and non-GAAP net income per share guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, December 1, 2025, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the fourth fiscal quarter and full year fiscal 2026. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our customers renewing their subscriptions with us and expanding their usage of software and related services; global political changes; the effects of the ongoing military conflicts between Russia and Ukraine and Israel and Hamas on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; reputational harm or other adverse consequences resulting from use of AI and ML in our product offerings and internal operations if they don't produce the desired benefits; our limited operating history; our history of losses; our potential failure to repurchase shares of our common stock at favorable prices, if at all; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; social, ethical and security issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the effects of social, ethical and regulatory issues relating to the use of new and evolving technologies, such as AI and ML, in our offerings or partnerships; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2025, filed with the SEC on August 27, 2025. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;

•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;
•certain acquisition-related costs and other, including due diligence costs, professional fees in connection with an acquisition and certain integration-related expenses. These expenses are unpredictable, and dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired business or our Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs;
•restructuring costs associated with a formal restructuring plan that are primarily related to workforce reductions. The Company excludes these expenses because they are not reflective of ordinary course ongoing business and operating results; and
•in the case of non-GAAP net income and non-GAAP net income per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on our financial instruments;
•additionally, non-GAAP net income and non-GAAP net income per share are adjusted for an assumed provision for income taxes based on an estimated long-term non-GAAP tax rate. The non-GAAP tax rate was calculated utilizing a three-year financial projection that excludes the direct impact of the GAAP to non-GAAP adjustments and considers other factors such as operating structure and existing tax positions in various jurisdictions. We intend to periodically reevaluate the projected long-term tax rate, as necessary, for significant events and our ongoing analysis of relevant tax law changes.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash from/used in operating activities, less capital expenditures, principal payments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal payments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
About MongoDB
Headquartered in New York, MongoDB’s mission is to empower innovators to create, transform, and disrupt industries with software and data. MongoDB's unified, intelligent data platform was built to power the next generation of applications, and MongoDB is the most widely available, globally distributed database on the market. With integrated capabilities for operational data, search, real-time analytics, and AI-powered retrieval, MongoDB helps organizations everywhere move faster, innovate more efficiently, and simplify complex architectures.

Millions of developers and more than 60,000 customers across almost every industry—including 70% of the Fortune 100—rely on MongoDB for their most important applications. To learn more, visit mongodb.com.
Investor Relations
Jess Lubert
jess.lubert@mongodb.com

Media Relations
MongoDB
press@mongodb.com

MONGODB, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	October 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$834,092	$490,133
Short-term investments	1,471,669	1,846,444
Accounts receivable, net of allowance for doubtful accounts of $12,305 and $8,888 as of October 31, 2025 and January 31, 2025, respectively	416,494	393,099
Deferred commissions	122,882	112,632
Prepaid expenses and other current assets	87,177	81,214
Total current assets	2,932,314	2,923,522
Property and equipment, net	40,704	46,377
Operating lease right-of-use assets	30,914	34,607
Goodwill	189,641	69,679
Intangible assets, net	38,308	24,597
Deferred tax assets	23,012	20,810
Other assets	311,756	310,701
Total assets	$3,566,649	$3,430,293
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,811	$10,467
Accrued compensation and benefits	131,760	120,354
Operating lease liabilities	9,145	9,126
Other accrued liabilities	101,444	87,659
Deferred revenue	300,873	334,381
Total current liabilities	558,033	561,987
Deferred tax liability	560	262
Operating lease liabilities	25,480	27,374
Deferred revenue	66,173	25,404
Other liabilities	27,964	33,042
Total liabilities	678,210	648,069
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of October 31, 2025 and January 31, 2025; 82,919,928 shares issued and 81,357,418 shares outstanding as of October 31, 2025; 80,558,847 shares issued and 80,467,811 shares outstanding as of January 31, 2025	81	78
Additional paid-in capital	5,152,122	4,625,093
Treasury stock, 1,562,510 shares (repurchased at an average of $221.86 per share) as of October 31, 2025 and 99,371 shares (repurchased at an average of $13.27 per share) as of January 31, 2025	(346,654)	(1,319)
Accumulated other comprehensive income (loss)	10,275	(924)
Accumulated deficit	(1,927,385)	(1,840,704)
Total stockholders’ equity	2,888,439	2,782,224
Total liabilities and stockholders’ equity	$3,566,649	$3,430,293

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue:
Subscription	$609,067	$512,205	$1,712,877	$1,412,906
Services	19,242	17,170	55,848	45,139
Total revenue	628,309	529,375	1,768,725	1,458,045
Cost of revenue:
Subscription(1)	146,921	111,150	416,455	318,728
Services(1)	32,256	24,181	92,191	67,553
Total cost of revenue	179,177	135,331	508,646	386,281
Gross profit	449,132	394,044	1,260,079	1,071,764
Operating expenses:
Sales and marketing(1)	230,864	217,954	695,852	658,937
Research and development(1)	176,610	151,410	527,178	446,437
General and administrative(1)	60,082	52,556	174,321	163,892
Total operating expenses	467,556	421,920	1,397,351	1,269,266
Loss from operations	(18,424)	(27,876)	(137,272)	(197,502)
Other income, net	19,774	20,767	62,178	61,749
Income (loss) before provision for income taxes	1,350	(7,109)	(75,094)	(135,753)
Provision for income taxes	3,357	2,667	11,587	9,145
Net loss	$(2,007)	$(9,776)	$(86,681)	$(144,898)
Net loss per share, basic and diluted	$(0.02)	$(0.13)	$(1.07)	$(1.97)
Weighted-average shares used to compute net loss per share, basic and diluted	81,401,853	74,020,593	81,245,331	73,472,900
(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Cost of revenue—subscription	$8,990	$7,884	$26,216	$21,566
Cost of revenue—services	4,572	3,495	12,739	10,151
Sales and marketing	36,965	40,540	112,332	121,193
Research and development	67,255	57,850	208,773	168,211
General and administrative	15,848	15,943	46,401	47,777
Total stock‑based compensation expense	$133,630	$125,712	$406,461	$368,898

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of U.S. dollars)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net loss	$(2,007)	$(9,776)	$(86,681)	$(144,898)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,668	2,405	16,654	9,580
Stock-based compensation	133,630	125,712	406,461	368,898
Amortization of debt discount and issuance costs	—	715	—	2,419
Amortization of finance right-of-use assets	995	994	2,981	2,981
Amortization of operating right-of-use assets	2,899	3,229	8,498	8,300
Deferred income taxes	447	(825)	(687)	(799)
Amortization of premium and accretion of discount on short-term investments, net	(2,210)	(5,656)	(8,749)	(19,117)
Realized and unrealized loss (gain) on financial instruments, net	291	(338)	563	(1,190)
Unrealized foreign exchange loss (gain)	(171)	788	1,040	1,992
Change in operating assets and liabilities:
Accounts receivable, net	(66,993)	(24,557)	(25,188)	(11,258)
Prepaid expenses and other current assets	2,773	(1,964)	(1,883)	(582)
Deferred commissions	(3,548)	(18,821)	10,952	(38,794)
Other long-term assets	(2,931)	(8,395)	(13,999)	(17,704)
Accounts payable	4,993	1,370	3,555	1,569
Accrued liabilities	13,525	(6,719)	10,923	22,494
Operating lease liabilities	(3,570)	(3,777)	(8,321)	(9,145)
Deferred revenue	58,989	(17,039)	9,459	(71,352)
Other liabilities, non-current	730	92	(34)	(3,741)
Net cash provided by operating activities	143,510	37,438	325,544	99,653
Cash flows from investing activities
Purchases of property, equipment and other assets	(1,678)	(1,981)	(3,826)	(3,571)
Business combination, net of cash acquired	—	—	(2,032)	—
Investments in non-marketable securities	—	(250)	(8,322)	(5,750)
Proceeds from the sales of marketable securities	127,660	—	127,660	—
Proceeds from maturities of marketable securities	105,000	135,000	595,970	570,000
Purchases of marketable securities	—	(786,170)	(337,292)	(971,803)
Net cash provided by (used in) investing activities	230,982	(653,401)	372,158	(411,124)
Cash flows from financing activities
Repurchases of common stock	(148,633)	—	(343,079)	—
Proceeds from settlement of capped calls	—	—	—	170,589
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	—	—	22,917	18,640
Proceeds from exercise of stock options	533	315	2,322	1,621
Taxes paid related to net share settlement of equity awards	(38,496)	—	(38,496)	—
Principal payments of finance leases	(1,715)	(895)	(5,800)	(4,534)
Net cash (used in) provided by financing activities	(188,311)	(580)	(362,136)	186,316
Effect of exchange rate changes on cash, cash equivalents and restricted cash	783	(274)	8,851	(2,825)
Net increase in cash, cash equivalents and restricted cash	186,964	(616,817)	344,417	(127,980)
Cash, cash equivalents and restricted cash, beginning of period	650,206	1,292,480	492,753	803,643
Cash, cash equivalents and restricted cash, end of period	$837,170	$675,663	$837,170	$675,663
—

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$449,132	$394,044	$1,260,079	$1,071,764
Gross margin (Gross profit/Total revenue) on a GAAP basis	71%	74%	71%	74%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	9,230	7,999	26,752	22,145
Expenses associated with stock-based compensation: Cost of Revenue—Services	4,785	3,639	13,809	10,393
Restructuring	(1)	—	88	—
Amortization of intangible assets	3,025	—	8,417	—
Non-GAAP gross profit	$466,171	$405,682	$1,309,145	$1,104,302
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	74%	77%	74%	76%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$230,864	$217,954	$695,852	$658,937
Less:
Expenses associated with stock-based compensation	38,579	42,155	116,172	125,129
Restructuring	251	—	4,775	—
Amortization of intangible assets	—	—	—	85
Non-GAAP sales and marketing operating expense	$192,034	$175,799	$574,905	$533,723

Research and development operating expense on a GAAP basis	$176,610	$151,410	$527,178	$446,437
Less:
Expenses associated with stock-based compensation	69,100	59,017	213,567	173,166
Restructuring	—	—	159	—
Amortization of intangible assets	170	170	510	2,908
Certain acquisition-related costs and other	—	—	40	—
Non-GAAP research and development operating expense	$107,340	$92,223	$312,902	$270,363

General and administrative operating expense on a GAAP basis	$60,082	$52,556	$174,321	$163,892
Less:
Expenses associated with stock-based compensation	16,396	16,377	48,452	50,469
Certain acquisition-related costs and other	4	—	1,894	—
Non-GAAP general and administrative operating expense	$43,682	$36,179	$123,975	$113,423

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations on a GAAP basis	$(18,424)	$(27,876)	$(137,272)	$(197,502)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
GAAP operating margin (Loss from operations/Total revenue)	(3)%	(5)%	(8)%	(14)%
Add back:
Expenses associated with stock-based compensation	138,090	129,186	418,752	381,303
Restructuring	250	—	5,022	—
Amortization of intangible assets	3,195	170	8,927	2,993
Certain acquisition-related costs and other	4	—	1,934	—
Non-GAAP income from operations	$123,115	$101,480	$297,363	$186,794
Non-GAAP operating margin (Non-GAAP income from operations/Total revenue)	20%	19%	17%	13%

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss on a GAAP basis	$(2,007)	$(9,776)	$(86,681)	$(144,898)
Add back:
Expenses associated with stock-based compensation	138,090	129,186	418,752	381,303
Restructuring	250	—	5,022	—
Amortization of intangible assets	3,195	170	8,927	2,993
Certain acquisition-related costs and other	4	—	1,934	—
Amortization of debt issuance costs related to convertible senior notes	—	716	—	2,419
Less:
Gains (loss) on financial instruments, net	(291)	338	(563)	1,190
Income tax effects and adjustments *	25,279	21,858	60,434	40,809
Non-GAAP net income	$114,544	$98,100	$288,083	$199,818

Reconciliation of GAAP net loss per share, diluted, to non-GAAP net income per share, fully diluted:
Net loss per share, diluted, on a GAAP basis	$(0.02)	$(0.13)	$(1.07)	$(1.97)
Add back:
Expenses associated with stock-based compensation	1.70	1.75	5.15	5.19
Restructuring	—	—	0.06	—
Amortization of intangible assets	0.04	—	0.11	0.04
Certain acquisition-related costs and other	—	—	0.02	—
Amortization of debt issuance costs related to convertible senior notes	—	0.01	—	0.03
Less:
Gains (loss) on financial instruments, net	—	—	(0.01)	0.02
Income tax effects and adjustments *	0.31	0.30	0.74	0.56
Non-GAAP net income per share, diluted	$1.41	$1.33	$3.54	$2.71
Adjustment for fully diluted earnings per share	(0.09)	(0.17)	(0.22)	(0.32)
Non-GAAP net income per share, fully diluted **	$1.32	$1.16	$3.32	$2.39
* Non-GAAP financial information is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 20%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
** Fully diluted non-GAAP net income per share is calculated based upon 86.9 million and 86.8 million of fully diluted weighted-average shares of outstanding common stock for the three and nine months ended October 31, 2025, respectively, and 84.2 million and 83.7 million of fully diluted weighted-average shares of outstanding common stock for the three and nine months ended October 31, 2024, respectively.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$143,510	$37,438	$325,544	$99,653
Capital expenditures	(1,678)	(1,981)	(3,826)	(3,571)
Principal payments of finance leases	(1,715)	(895)	(5,800)	(4,534)
Free cash flow	$140,117	$34,562	$315,918	$91,548

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	10/31/2023	1/31/2024	4/30/2024	7/31/2024	10/31/2024	1/31/2025	4/30/2025	7/31/2025	10/31/2025
Total Customers(a)	46,400+	47,800+	49,200+	50,700+	52,600+	54,500+	57,100+	59,900+	62,500+
Direct Sales Customers(b)	6,900+	7,000+	7,100+	7,300+	7,400+	7,500+	7,500+	7,300+	7,000+
MongoDB Atlas Customers	44,900+	46,300+	47,700+	49,200+	51,100+	53,100+	55,800+	58,300+	60,800+
Customers over $100K(c)	1,972	2,052	2,137	2,189	2,314	2,396	2,506	5,564	2,694

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	10/31/2023	1/31/2024	4/30/2024	7/31/2024	10/31/2024	1/31/2025	4/30/2025	7/31/2025	10/31/2025
MongoDB Enterprise Advanced: % of Subscription Revenue	27%	26%	25%	24%	25%	23%	22%	21%	20%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	88%	88%	87%	87%	88%	88%	87%	87%	87%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.